Exhibit 99.1

INmune Bio, Inc. Announces Issuance of Patent from U.S. Patent & Trademark Office Covering INKmune™ Therapy

LA JOLLA, Calif., Sept. 03, 2020 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB) (the, “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, announced today that the United States Patent & Trademark Office (USPTO) has issued US Pat. No. 10,758,567 B2, titled “IN VIVO PRIMING OF NATURAL KILLER CELLS,” which covers a method for treating cancer using INKmune™, a natural killer (NK) cell priming technology. The patent expires in 2036.

“We are excited to receive the first patent related to our INKmune program,” said Joshua Schoonover, Associate General Counsel of INmune Bio. “This patent covers a unique method of priming a patient’s own NK cells within the body to enhance NK cell-mediated tumor lysis, thereby treating cancer.”

INKmune co-inventor and INmune Bio’s Chief Executive Officer, RJ Tesi, M.D., added, “Natural killer cells are an important component of the immune system. INKmune enhances a patient’s own NK cells to more efficiently recognize and combat the proliferation of cancer. The issuance of this patent encourages further investments as we continue to develop INKmune in the clinic.”

About INKmuneTM

INKmuneTM is a experimental biologic delivery system that allows for the delivery of essential priming signals to patients’ resting NK cells. INKmune is delivered by a simple IV infusion. Once in the patient’s system, INKmune comes in contact with resting NK cells. The interaction converts resting NK cells to “primed NK cells” (PiNKs) similar to an “on-off” switch. PiNKs then remain primed until they contact and kill cancer cells.

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms.  The DN-TNF product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and mechanistic target of many diseases. DN-TNF is currently being developed for COVID-19 complications (Quellor™), cancer (INB03™), Alzheimer’s (XPro595), and NASH (LIVNate™). The Natural Killer Cell Priming Platform includes INKmune™ aimed at priming the patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic malignancies, solid tumors and chronic inflammation. To learn more, please visit www.inmunebio.com.

Information about Forward-Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, Quellor™, XPro1595, LIVNate™, and INKmune™ are still in clinical trials and have not been approved and there cannot be any assurance that they will be approved or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:
David Moss, CFO
(858) 964-3720
DMoss@INmuneBio.com

Investor Contact:
Chuck Padala
LifeSci Advisors
(646) 627-8390
chuck@lifesciadvisors.com

Media Contact:
Meredith Sosulski, Ph.D.
LifeSci Communications
(929) 469-3851
msosulski@lifescicomms.com